UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

[Missing Graphic Reference]

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 4, 2008

[Missing Graphic Reference]

AVISTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1875 S. Grant Street, 10th Floor
San Mateo, California 94402
(Address of principal executive offices, including zip code)

(650) 525-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2008, Avistar Communications Corporation (the “Company”), sold $7,000,000 in principal amount of the Company’s 4.5% Convertible Subordinated Secured Notes due 2010 (the “Notes”). The Notes were sold pursuant to a Convertible Note Purchase Agreement, dated as of January 4, 2008 (the “Purchase Agreement”), among the Company, Baldwin Enterprises, Inc., a subsidiary of Leucadia National Corporation, directors Gerald Burnett, R. Stephen Heinrichs, William Campbell, Simon Moss and Craig Heimark, officer Darren Innes, and WS Investment Company (the “Purchasers”),.  The Company’s obligations under the Notes are secured by the grant of a security interest in substantially all tangible and intangible assets of the Company pursuant to a Security Agreement among the Company and the Purchasers dated as of January 4, 2008.

The Notes have a two year term and will be due on January 4, 2010.  The Notes may not be prepaid or redeemed prior to maturity.  Interest on the Notes will accrue at the rate of 4.5% per annum and will be payable semi-annually in arrears on June 4 and December 4 of each year, commencing on June 4, 2008.  From the one year anniversary of the issuance of the Notes until maturity, the holders of the Notes will be entitled to convert the Notes into shares of common stock of the Company at an initial conversion price per share of $0.70.  The conversion price of the Notes is subject to adjustment in the event of (1) stock splits and combinations of the Company’s common stock, (2) dividends of common stock on the Company’s common stock, (3) issuances of rights or warrants to purchase common stock at less than the current market price, and (4) certain distributions or dividends of capital stock, indebtedness, cash or assets.  In addition, the Notes contain a broad-based weighted average anti-dilution provision pursuant to which the conversion price of the Notes is subject to adjustment in the event that the Company issues shares of its common stock or securities convertible into common stock for a price per share less than the then effective conversion price of the Notes.  The Notes further provide that unless and until the Company receives any necessary stockholder approval, no anti-dilution adjustment shall cause the conversion price to be less than $0.35 (as adjusted for stock splits, combinations, reclassifications or similar events).

With certain exceptions, the payment rights of the holders of the Notes are subordinated to the payment rights of JPMorgan Chase Bank, N.A. (the “Bank”) under the Company’s $10,000,000 Revolving Credit Facility with the Bank dated as of December 23, 2006, as amended and extended on December 17, 2007, and, with one exception, the lien granted to the Purchasers is subordinated in priority to the lien granted to the Bank.  In connection with the issuance of the Notes, the Company entered into amendments to the Revolving Credit Facility Promissory Note and Security Agreement with the Bank to permit the grant of a security interest to the Purchasers of the Notes and to allocate specific assets of the Company solely to secure the Company’s obligations under the Notes.  The Notes and the Security Agreement include restrictions on the Company’s ability to grant additional security interests in its tangible and intangible assets for borrowed money, with the maximum secured debt senior to the Notes set at $10,000,000 and the maximum for additional secured debt on par with or subordinated to the Notes set at $1,000,000.

As the only purchaser acquiring $3,000,000 or more in Notes, Baldwin Enterprises, Inc. will be entitled to purchase up to its pro rata share of equity or convertible securities issued by the Company in future financings closing on or prior to January 4, 2011.  The Notes issued pursuant to the Purchase Agreement were offered and sold to the Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on applicable exemptions from the registration requirements of the Securities Act.  Subject to certain exceptions and limitations, the Company has agreed to register the shares of common stock issuable upon conversion of the Notes in the event that the Company elects to register shares for its own account or for the account of other stockholders under the Securities Act prior to January 4, 2011.

The Purchase Agreement and the Security Agreement contain customary events of default that include, among other things, non-payment defaults, covenant defaults, inaccuracy of representations and warranties, cross-defaults to other indebtedness and bankruptcy and insolvency defaults.  The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Notes.  The Notes further provide that if any amount of principal, other than interest, on the Note which is not paid when due will result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of twelve (12%) percent per annum from the date such amount was due until the same is paid in full.

The terms of this financing were negotiated between the Company and Leucadia National Corporation.  Members of the board and management participated in this financing as follow-on investors based on the terms negotiated by Leucadia.  The transactions described herein were approved by the board, including two independent directors who did not participate in the financing.  The participation of members of the board and management was also considered and approved by the audit committee of the Company’s board.

The Company intends to use the net proceeds from the issuance of the Notes for working capital, capital expenditures and other general corporate purposes.

The foregoing description of the Notes, the Purchase Agreement, the Security Agreement and the amendments to the Revolving Credit Facility with the Bank does not purport to be complete and is qualified in its entirety by the terms and conditions of the Note, the Purchase Agreement, the Security Agreement, which are to be filed as exhibits to this Current Report on Form 8-K, or in the case of the Amendment to the Revolving Credit Promissory Note and Security Agreement, are expected to be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant

See disclosure under Item 1.01 of this report, which is incorporated by reference in this Item 2.03.

Item 7.01  Regulation FD

On January 7, 2007, the Company issued a press release regarding the convertible note financing described above, a copy of which is attached as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.23	Convertible Note Purchase Agreement among the Company and the Purchasers named therein dated January 4, 2008

10.24	Security Agreement among the Company, Baldwin Enterprises, Inc., as Collateral Agent, and the Purchasers named therein dated January 4, 2008

10.25	Form of 4.5% Convertible Subordinated Secured Note Due 2010

10.26	Inter-creditor Agreement among the Purchasers of the 4.5% Convertible Subordinated Secured Notes Due 2010 dated January 4, 2008

99.1	Press Release of the Company issued on January 7, 2008 regarding the Convertible Note Financing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Robert J. Habig
Robert J. Habig Chief Financial Officer

Date:  January 9, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.23	Convertible Note Purchase Agreement among the Company and the Purchasers named therein dated January 4, 2008

10.24	Security Agreement among the Company, Baldwin Enterprises, Inc., as Collateral Agent, and the Purchasers named therein dated January 4, 2008

10.25	Form of 4.5% Convertible Subordinated Secured Note Due 2010

10.26	Intercreditor Agreement among the Purchasers of the 4.5% Convertible Subordinated Secured Notes Due 2010

99.1	Press Release of the Company issued on January 7, 2008 regarding the Convertible Note Financing